Exhibit 2.3

                                                                  Execution Copy


                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT


          AMENDMENT dated as of January 31, 2003 to the Stock Purchase Agreement dated as of May 1, 2002 (the "STOCK PURCHASE AGREEMENT") between Beverage Associates (BAC) Corp, a British Virgin Islands corporation ("BAC") and Companhia de Bebidas das Americas--AmBev, a Brazilian corporation ("AMBEV").

                              W I T N E S S E T H :

          WHEREAS, the parties hereto desire to amend the Stock Purchase Agreement to extend the reference date included therein relating to a Change of Control of AmBev to the third anniversary of the Initial Closing Date;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Stock Purchase Agreement has the meaning assigned to such term in the Stock Purchase Agreement.

          Section 2 . Extension of Reference Date in Change of Control Provisions. The reference date for a Change of Control of AmBev included in
Section 1.04(c) of the Stock Purchase Agreement is hereby amended by changing the date specified therein from "April 2005" to "the third anniversary of the Initial Closing Date".

          Except as otherwise set forth herein, all provisions of the Stock Purchase Agreement shall remain in full force and effect.

          SECTION 3 . Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles of such State.

          SECTION 4 . Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                   BEVERAGE ASSOCIATES (BAC) CORP.

                                   By:  /s/ C. Baillet
                                      -------------------------------------
                                      Name:
                                      Title:


                                   COMPANHIA DE BEBIDAS DAS AMERICAS-- AMBEV

                                   By:  /s/ Marcel Herrman Telles
                                      -------------------------------------
                                      Name:
                                      Title:

                                   By:  /s/ Luis Felipe Pereira Dutra Leite
                                      -------------------------------------
                                      Name:
                                      Title: